UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 5, 2018

SCHNEIDER NATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-38054	39-1258315
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3101 South Packerland Drive
Green Bay, WI 54313
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (920) 592-2000
_____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 5, 2018, Schneider National, Inc. (the "Company") announced that Stephen L. Bruffett accepted an offer to become the Company's Executive Vice President and Chief Financial Officer. Mr. Bruffett is expected to begin serving as the Company’s Chief Financial Officer on April 29, 2018.
Prior to joining the Company, Mr. Bruffett, age 54, served as Executive Vice President and Chief Financial Officer of Con-way Inc., a multinational freight transportation and logistics company with annual revenues of approximately $5.5 billion, from 2008 until 2015, when Con-way Inc. was acquired by XPO Logistics, Inc. Before becoming Executive Vice President and Chief Financial Officer of Con-way Inc., Mr. Bruffett was employed in several senior financial leadership positions by YRC Worldwide Inc., a publicly-traded transportation services company, from 1998-2008, including Executive Vice President and Chief Financial Officer from 2007-2008. Prior to his time at YRC Worldwide Inc., Mr. Bruffett served as Director of Finance at American Freightways from 1992-1998. Mr. Bruffett holds a bachelor's degree in business administration from the University of Arkansas and a master's degree in business administration from the University of Texas.
As Executive Vice President and Chief Financial Officer, Mr. Bruffett's annual base salary will be $475,000, and he will be eligible for an annual cash incentive opportunity with a target of 89% of base salary. He will also receive long-term equity incentive compensation in the form of a grant of restricted stock with a grant date value of $250,000, performance shares with a target grant date value of $500,000 and stock options with a grant date value of $250,000, and he will receive one-time relocation benefits. Mr. Bruffett's future compensation will be determined by the Compensation Committee of the Company’s Board of Directors in a manner consistent with its determination of compensation for the rest of the Company’s senior management, and he will generally be eligible for participation in the benefit programs offered to the Company's other senior management, which are described in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 8, 2018.
The Company’s press release issued on April 5, 2018 announcing Mr. Bruffett’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.
The Company previously announced on January 5, 2018 that Lori A. Lutey, the Company's current Executive Vice President and Chief Financial Officer, would be retiring after a transition period. Ms. Lutey's retirement is expected to become effective on April 27, 2018 in connection with Mr. Bruffett's commencement of his role as the Company's new Executive Vice President and Chief Financial Officer.
ITEM 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being filed herewith:
Exhibit No.    Description of Exhibit
99.1        Press release dated April 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNEIDER NATIONAL, INC.

Date: April 5, 2018	By: /s/ Paul J. Kardish
Name: Paul J. Kardish
Title: Executive Vice President, General Counsel and Corporate Secretary